Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Greystone Housing Impact Investors LP of our report dated February 22, 2024, relating to the balance sheet of America First Capital Associates Limited Partnership Two, appearing in the Annual Report on Form 10-K filed by Greystone Housing Impact Investors LP on February 22, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Lutz & Company, P.C.

Lutz and Company, P.C.

Omaha, Nebraska

September 17, 2024